                                                                   EXHIBIT 10.10

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                           SHARED FACILITIES AGREEMENT

                                 by and between

                        CAYUGA CATSKILL GAMING AUTHORITY

                                       and

                          CATSKILL DEVELOPMENT, L.L.C.

                            Dated as of April 3, 2003

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ARTICLE 6  MAINTENANCE, OPERATION, AND MANAGEMENT OF COMMON AREAS;

                                       (i)

                                    EXHIBITS

Exhibit A   Track Property
Exhibit B   Casino Property
Exhibit C   Site Plan

                                      (ii)

                             INDEX OF DEFINED TERMS

Arbitrator......................17      IGRA..................................3
Authority .....................1,2      Improvements..........................3
Authority's Marks...............15      Insurance Proceeds...................14
Award...........................11      Insured Casualty.....................14
Casino Property..................1      Landscape Improvements................3
Catskill.........................1      Lot...................................3
Catskill's Marks................15      Management Agreement..................4
Common Areas.....................2      Manager...............................4
Common Utility Facilities........2      Marketing Program....................10
Compact..........................2      Nation................................1
Condemn .........................2      Obligation ...........................4
Condemnation ....................2      Occupant..............................4
Condemnee ......................11      Parking Areas ........................4
Condemnor.......................11      Permitees ............................4
Declaration of Covenants.........2      Person................................4
Development Agreement ...........2      Plans and Specifications .............4
Easement Areas...................2      Promotion Fund ......................10
Enterprise ......................3      Property..............................4
Exclusive Use Area...............2      Restrictions..........................4
Gaming...........................2      Shared Costs.........................10
Gaming Authority.................2      Shared Facilities Business Board......4
Gaming Enterprise ...............3      Site Plan ............................4
Gaming Facility................1,3      Track Facility .....................1,4
Government Regulations...........3      Track Property........................1

                                     (iii)

                           SHARED FACILITIES AGREEMENT

THIS SHARED FACILITIES  AGREEMENT (this "AGREEMENT") has been entered into as of
April 3, 2003, by and between CAYUGA  CATSKILL GAMING  AUTHORITY,  together with its permitted successors and assigns, having an address c/o Cayuga Nation of New
York, Post Office Box 11,  Versailles,  NY 14168, (the "AUTHORITY") and CATSKILL
DEVELOPMENT,  L.L.C., together with its permitted successors and assigns, having an  address  at Route  17B,  P.O.  Box  5013,  Monticello,  New  York  12701-553
("CATSKILL").

                                    RECITALS

WHEREAS,  Catskill  is  the  owner  of  certain  land  located  in the  city  of
Monticello, County of Sullivan, State of New York as shown by shading on EXHIBIT
A attached hereto and made a part hereof (the "TRACK PROPERTY");

WHEREAS,  contemporaneously  with the effectiveness of this Agreement,  Catskill shall  convey  land  adjacent  to the  Track  Property  located  in the  city of
Monticello, County of Sullivan, State of New York as shown by shading on EXHIBIT
B attached  hereto and made a part hereof (the "CASINO  PROPERTY") to the United
States of  America to be held in trust for the  benefit of The Cayuga  Nation of
New York(the "NATION");

WHEREAS,  the Nation has established the Authority,  an  instrumentality  of the
Nation,  to which it has assigned its authority over the development and conduct of Gaming (hereafter defined) on the Casino Property;

WHEREAS,  the Nation and the Authority  contemplate  entering into a Land Lease, pursuant to which the Nation shall lease its interest in the Casino  Property to the Authority;

WHEREAS, it is intended by the Nation and the Authority that the Authority shall construct  and develop or cause to be  constructed  and  developed on the Casino
Property certain  buildings,  improvements and fixtures (the "GAMING  FACILITY")
for the purposes of  operating a Gaming  Enterprise  (hereafter  defined) on the
Casino Property;

WHEREAS,  Catskill  intends to operate and improve,  or cause the  operation and improvement  of, the  existing  horse  racing  track and  incidental  facilities located upon the Track Property (the "TRACK FACILITY");

WHEREAS, prior to the execution and delivery of this Agreement,  Catskill as the owner of the  Property  (hereinafter  defined)  has  recorded a  Declaration  of
Covenants; and

WHEREAS,  the  parties  intend  that if there is a conflict  between  the terms, conditions  and  provisions  of this  Agreement  and the terms,  conditions  and provisions of the  Declaration,  the terms,  conditions,  and provisions of this
Agreement shall govern.

NOW,  THEREFORE,  in  consideration  of the  payment of Ten ($10) and the mutual covenants,  conditions and promises herein contained and other good and valuable consideration,  the receipt and sufficiency of which are expressly acknowledged, the Authority and Catskill hereby agree as follows:

ARTICLE 1.  DEFINITIONS; UNDEFINED TERMS

Section 1.1  DEFINITIONS.  For purposes of this  Agreement,  the following terms shall have the following  meanings.  All capitalized terms used herein,  but not otherwise defined in this Agreement, shall have the respective meanings ascribed to them in the Management Agreement.

            A. "COMPACT" shall mean the nation-state compact, and any amendments or modifications thereto, to be entered into between the Nation and the State of
New York pursuant to IGRA, or such other Compact as may be substituted therefor.

            B. "COMMON AREAS" shall mean those  portions of the Casino  Property and Track  Property  that are  available  for the common  use,  convenience  and benefit of the parties hereto including, without limitation, the Easement Areas, the Parking  Areas,  Common  Utility  Facilities,  and any walkways,  connecting passageways,  lobbies,  public conveniences or sidewalks  incidental thereto and all other Improvements thereon, all as shown on the Site Plan.

            C.  "COMMON  UTILITY  FACILITIES"  shall  mean  all  storm  drainage facilities,  sanitary sewer systems, gas systems, water systems, fire protection installations,  electrical  power  cables and  telephone  lines  situated on the
Property used for the joint service of the Lots.

            D.  "CONDEMNATION"  or "CONDEMN"  shall mean a taking of property or possession thereof pursuant to the power of eminent domain, or any conveyance in lieu of eminent domain made by a party under the threat of condemnation.

            E. "DECLARATION OF COVENANTS" shall mean that certain Declaration of
Covenants,  Conditions and  Restrictions,  dated as of the date as of which this
Agreement is made, executed by Catskill Development, L.L.C.

            F.   "DEVELOPMENT   AGREEMENT"   shall  mean  the  Gaming   Facility
Development and  Construction  Agreement,  dated as of the date as of which this
Agreement is made,  among the  Authority,  the Nation,  and  Monticello  Raceway
Development Company, L.L.C., as the same may be amended from time to time.

            G.  "EASEMENT  AREAS"  shall mean,  collectively,  Easement  Area A,
Easement  Area B,  Easement Area C, Easement Area D, Easement Area E (Pedestrian
Sky  Bridge),  Easement  Area F,  Easement  Area G (the Bus Staging Area and Bus
Drop-off Area), all as shown on the Site Plan.

            H.  "EXCLUSIVE  USE AREA" shall mean those  portions of the Property which are or may  become for the  exclusive  use of the  Occupant  of the Lot on which they are located, as shown on the Site Plan.

            I. "GAMING" shall mean any and all activities defined as Class II or
Class III Gaming under the IGRA or authorized under the Compact.

            J. "GAMING  AUTHORITY"  or  "AUTHORITY"  shall mean Cayuga  Catskill
Gaming Authority.

            K. "GAMING  ENTERPRISE"  or  "ENTERPRISE"  shall mean any commercial enterprise of the  Authority  authorized by IGRA and/or the Compact and operated on the Casino  Property;  and any other lawful  commercial  activity  related to
Gaming allowed in the Gaming Facility  including,  but not limited to, automatic teller  machines  and  subject to any  applicable  governmental  or  contractual limitations,  the sale for individual  consumption of food, beverages,  tobacco, gifts and souvenirs but excluding any  franchised or licensed  vendors  paying a fee to the Gaming  Enterprise.  It is  acknowledged  by the parties  hereto that
"Gaming Enterprise" shall exclude any wagering activities related to the outcome of any  horse  racetrack  or  horse  racing  contest  conducted  off the  Casino
Property;  PROVIDED,  however, that if a horse racetrack or horse racing contest has not been  conducted on the racetrack  that  comprises a portion of the Track
Property at any time during a  consecutive  twenty-four  (24) month period or if such racetrack has been abandoned and not reoccupied within seven (7) days after notice  from the  Authority  to the  record  owner of the  Track  Property,  the foregoing  prohibition  against  racetrack  wagering  activities  on the  Casino
Property shall (subject to applicable Legal Requirements) be of no further force or effect. The Gaming Enterprise includes any building or accommodation used for
Gaming on the Casino  Property and related  on-site retail sales and services on the Casino Property.  The Authority shall have the sole proprietary  interest in and  responsibility  for the  conduct  of all  Gaming  conducted  by the  Gaming
Enterprise subject to the rights and  responsibilities  of the Manager under the
Management Agreement.

            L. "GAMING  FACILITY"  shall mean the buildings,  improvements,  and fixtures,  now or  hereafter  located on the Casino  Property  within  which the
Gaming Enterprise will be housed.

            M.  "GOVERNMENT  REGULATIONS"  shall  mean all  present  and  future governmental laws, statutes, codes, ordinances, rules, regulations, limitations, restrictions,  orders, judgments and other governmental  requirements applicable to the Property.

            N. "IGRA" shall mean the Indian  Gaming  Regulatory  Act of 1988, PL
100-497,  25 U.S.C. ss. 2701 et seq. as same may, from time to time, be amended.

            O.  "IMPROVEMENTS"  shall  mean  all  structures  and  appurtenances thereto  of every  type and kind,  including,  but not  limited  to,  buildings, outbuildings,  huts, horse racing tracks, kiosks, garages, tunnels,  underground installations,  irrigation and drainage devices or systems,  fountains,  fences,
screening  walls,   retaining  walls,  gateways,   porte  cocheres,   skybridges
(including  the skybridge  anticipated to be located in Easement Area D shown on the Site Plan),  Parking Areas, Bus Staging Areas,  Bus Drop-off Areas,  loading areas,  poles,  stairs,  escalators,  decks,  light standards,  signs,  benches, walkways and Landscape Improvements.

            P. "LANDSCAPE IMPROVEMENTS" shall mean any plantings,  ground cover, trees and  shrubbery  now or hereafter  existing in Easement Area A and Easement
Area B shown on the Site Plan, all foundation planting areas and the Bus Staging
Area and the Bus Drop-off  Area  together  with any  alterations,  systems,  and equipment  installed  in order to enable  reasonable  irrigation,  lighting  and maintenance of the plantings, ground cover, trees and shrubbery.

            Q. "LOT" shall mean either the Casino Property or the Track Property as the context requires,  but shall not include streets or alleys that have been dedicated to and accepted by any governmental  agency having jurisdiction in the matter.

            R. "MANAGER" shall mean Monticello Casino Management, L.L.C., or any successor thereto pursuant to the Management Agreement.

            S. "MANAGEMENT  AGREEMENT" shall mean the Gaming Facility Management
Agreement,  dated as of the date as of which this  Agreement is made,  among the
Authority, Manager and the Nation, as the same may be amended from time to time.

            T.  "OBLIGATION"  shall  have  the  meaning  ascribed  to it in  the
Declaration of Covenants.

            U. "OCCUPANT" shall mean,  collectively,  the record owner of either
Lot and any Person from time to time  entitled to the use and  occupancy  of any portion of the Property  under any lease,  license or concession  agreement,  or other similar instrument or arrangement.

            V.  "PARKING  AREAS"  shall mean those  portions of the Property set forth on the Site Plan used for parking of motor  vehicles,  including,  without limitation,  incidental and interior roadways and driveways, walkways, curbs and
landscaping  within  the  areas  used  for  such  parking,   together  with  all
improvements  which at any time are erected thereon (as the same may be expanded or diminished).

            W.  "PERMITEES"  shall  mean  all  Persons  which  may  utilize  the
Property,   including,  without  limitation,   Occupants  and  their  respective
employees, agents, contractors, service people, customers and invitees.

            X. "PERSON"  shall mean any  individual,  corporation,  partnership, limited liability  company,  joint venture,  association,  joint-stock  company, trust,  unincorporated  organization,  government  or any  agency  or  political subdivision thereof or any other entity.

            Y. "PLANS AND SPECIFICATIONS" shall have the meaning assigned in the
Development Agreement.

            Z. "PROPERTY" shall mean, collectively,  the Casino Property and the
Track Property.

            AA. "RESTRICTIONS" shall mean the easements, covenants,  conditions, restrictions,  liens  and  charges  and  other  encumbrances,  now or  hereafter established or imposed by or pursuant to the Declaration of Covenants.

            BB.  "SHARED  FACILITIES  BUSINESS  BOARD" shall mean the  committee established pursuant to Article 5 hereof.

            CC. "SITE PLAN" shall mean that certain plan for the  development of the  Property  attached  hereto and made a part hereof as EXHIBIT C, as the same may be changed from time to time.

            DD. "TRACK  FACILITY"  shall have the meaning  ascribed to it in the
Recitals.

ARTICLE 2   TERM

The term of this Agreement shall commence on the  Commencement  Date (as defined in the Management  Agreement) and, unless otherwise  terminated  pursuant to the terms  of  this  Agreement,  shall  terminate  on  the  original  expiration  or termination of the Management Agreement.

ARTICLE 3   COVENANTS OF THE AUTHORITY

Section 3.1 OPERATING  COVENANTS OF THE AUTHORITY.  Subject to the provisions of
Articles 8 and 10 hereof and to interruptions reasonably incident to the conduct of Gaming on the Casino Property, the Authority shall:

            A.  continually  operate  or  cause  the  Gaming  Enterprise  to  be continually  operated  on a  year-round  basis,  seven  (7)  days a  week  or as otherwise operated pursuant to the terms of the Management Agreement;

            B. operate or cause the Gaming  Enterprise to be operated in a first class manner  (including,  without  limitation,  the  maintenance  of sufficient parking facilities);

            C.  manage  and  operate  the  Gaming  Facility  under  a name to be determined  by the  Shared  Facilities  Business  Board and under no other  name without the prior  written  approval of Catskill,  which  approval  shall not be unreasonably withheld; and

            D. not use the Casino  Property for any other purpose other than the conduct of Gaming  and any  incidental  entertainment,  parking,  restaurant  or retail facilities in connection therewith.

Section 3.2 CONSTRUCTION COVENANT OF AUTHORITY.  The Authority covenants that it shall develop and construct  the Gaming  Facility and make certain  renovations, improvements  or  alterations  to the Track  Facility  free of defects  and in a workerlike manner in accordance with the terms and provisions of the Development
Agreement.  Catskill agrees that it shall look solely to the General  Contractor to insure  that such work shall be free of defects and shall be  performed  in a workerlike manner.

ARTICLE 4   OPERATING COVENANTS OF CATSKILL

Subject to the  provisions  of Articles 8 and 10 hereof and provided that Gaming is being continuously  conducted on the Casino Property as provided in Article 3 hereof, Catskill shall:

            A. from and after the date the Authority  completes the construction contemplated  by the provisions of SECTION 3.2 hereof,  continually  operate the
Track Facility in a first-class  manner  consistent with operators of similar or comparable racetrack facilities with a reasonable number of racing days per year and for other lawful purposes such as hotel,  entertainment,  retail, restaurant and other similar uses other than Gaming as conducted on the Casino Property and industrial uses; provided that Catskill may conduct or operate any lottery games permitted  under  state law (e.g.  Quick Draw,  Pick 6, etc.) and slot  machines permitted by state law provided the same is  incidental  to the use of the Track
Facility  as a racing  venue and such uses are  housed and  operated  within the existing improvements; and

            B. manage and operate the Track Facility under the name  "Monticello
Racetrack" or any  derivative  thereof and under no other name without the prior written  approval of the Authority,  which  approval  shall not be  unreasonably withheld.

Notwithstanding the above, Authority acknowledges that if at any time during the term hereof it is no longer commercially practical to operate the Track Facility as a racing  venue,  Catskill  may use the Track  Property  for any other lawful purpose such as hotel, entertainment,  retail, restaurant and other similar uses other than Gaming as  conducted  on the Casino  Property  and  industrial  uses, provided  the same  does not  materially  adversely  interfere  with the use and operation of the Casino Property and the Common Areas.

ARTICLE 5   SHARED FACILITIES BUSINESS BOARD

On or prior to the Issuance Date (as defined in the Development Agreement),  the
Authority and Catskill shall establish the Shared Facilities Business Board. The
Shared  Facilities  Business  Board  shall  be a  committee  consisting  of four representatives,  two of whom are  appointed  by the  Authority,  one of whom is appointed by Catskill  and one of whom is appointed by the Manager.  The members of the Shared  Facilities  Business  Board  appointed by (a) the  Authority  and
Manager  shall (i) with  respect to the  Authority,  consist of the same members appointed by it to the  Management  Business Board (as defined in the Management
Agreement)  and (ii) with  respect to Manager,  the member  appointed by Manager shall be one of the same  members  appointed  by it to the  Management  Business
Board, and (b) Catskill shall be one of the same members  appointed by it to the
Development Business Board (as defined in the Development Agreement). The Shared
Facilities  Business  Board  shall have the rights,  obligations  and powers set forth  in  this  Agreement.  Except  as  otherwise  expressly  provided  in this
Agreement,  actions of the Shared  Facilities  Business  Board shall require the affirmative vote of three members of the Shared  Facilities  Business Board. The attendance  of three  members of the  Shared  Facilities  Business  Board at any meeting  shall  constitute a quorum.  The Nation,  Catskill and Manager may each change its respective  representatives to such board at any time,  provided this
Article 5 is complied with and notice is given in  accordance  with SECTION 15.5 hereof. Members of the Shared Facilities Business Board may designate a proxy to act on behalf of a named representative in the absence of such representative to the Shared  Facilities  Business  Board,  provided that such  designation  be in writing by (x) in the case of the Authority,  the chairman of the Authority, (y)
in the  case  of  Catskill,  its  managing  director  or (z) in the  case of the
Manager, its managing director,  and that notice of such designation be provided pursuant  to SECTION  15.5 of this  Agreement.  Such  proxy  shall have the full authority to act,  vote or consent on behalf of such  representative.  Except as otherwise  expressly provided in this Agreement,  in order to be effective,  any action of the Shared  Facilities  Business Board must be the result of agreement by at least  three  (3)  members  of the  Shared  Facilities  Business  Board or designees.  The Shared Facilities  Business Board shall remain active during the entire term of this  Agreement.  The parties  hereby  agree to ensure that their respective  representatives  to  the  Shared  Facilities  Business  Board  shall cooperate  fully and to reach  agreement or compromise on all matters before the
Shared Facilities Business Board. In the event such agreement cannot be reached, the appropriate  action shall be determined in the manner provided in Article 12 hereof.  The parties shall cooperate in setting meeting schedules for the Shared
Facilities   Business   Board   during  the  term   hereof.   Any  two  or  more
representatives of the Shared Facilities  Business Board shall have authority to call a special  meeting of the  Shared  Facilities  Business  Board on three (3)
days' written notice (by facsimile or otherwise) to other  representatives  that comprise the Shared Facilities Business Board on such date.

ARTICLE 6   MAINTENANCE, OPERATION, AND MANAGEMENT OF COMMON
            AREAS; ALLOCATION OF COSTS

Section 6.1 MAINTENANCE OF COMMON AREAS.

            A. The  Authority  shall,  or shall  cause the  Manager to, keep and maintain the Common Areas on the entire Property including,  without limitation, the Landscape Improvements between the Lots (and the Authority shall have access to the Track Facility for such purpose,  pursuant to and otherwise in accordance with this  Agreement and the  Declaration of Covenants) in a good and safe state of repair and in a clean and  orderly  condition  in keeping  with  commercially prudent  standards  which  shall  include  (but  shall  not be  limited  to) the following:

                (i) All hard  surfaced  portions  of the Common  Areas  shall be swept at  intervals  sufficient  to maintain the same in a clean and safe  condition  and shall be kept  reasonably  clear of ice,  snow, surface water, and debris before the Gaming  Enterprise or the Track
            Facility   shall  open  for  business  to  the  general  public  and
            thereafter during such operation.

                (ii) All sidewalks in the Common Areas shall be swept and washed at  intervals  sufficient  to maintain  the same in a clean and safe condition.

                (iii) All trash and  rubbish  containers  located  in the Common
            Areas  for the use of  Occupants  or  Permitees,  shall be washed at intervals sufficient to maintain the same in a clean condition.

                (iv) All  landscaping  in the  Common  Areas  shall be  properly maintained,  including  removal of dead plants,  weeds,  and foreign matter and such  replanting  and  replacement  as the  occasion  may require.

                (v) All hard surfaced markings  (including all parking striping)
            in the Common  Areas shall be  inspected  at regular  intervals  and promptly  repainted as the same shall become unsightly or indistinct from wear and tear or other cause.

                (vi) All sewer catch basins in the Common Areas shall be cleaned on a  schedule  sufficient  to  maintain  all sewer  lines in a free flowing condition.  All mechanical  equipment and storm and sanitary sewer  facilities  shall be regularly  inspected  and kept in proper working order.

                (vii) All asphalt  paving in the Common Areas shall be inspected at regular  intervals and  maintained  in a  first-class  condition, which  maintenance  shall include patching and repair of chuckholes,

            potholes  and  cracks  as they  appear  from  time to time and shall include repaving if necessary.

                (viii)  All  Common  Utility  Facilities  (including  all Common
            Utility  Facilities in the Common Areas) shall be kept in good order and repair.

                (ix) All  directional  signs and  pavement  signs in the  Common
            Areas shall be kept distinct and legible.

                (x) All  lighting  and light poles in the Common  Areas shall be kept in good order and repair (including repainting), and all tubes, ballasts, and bulbs shall be replaced as necessary.

                (xi) All Common Area  stairways,  paths and  entrances,  if any, shall be (a) swept and washed at  intervals  sufficient  to maintain the same in a clean and safe  condition,  (b)  inspected  at regular intervals,  and (c) promptly  repaired  upon the  occurrence  of any irregularities or worn portions thereof.

The plan  pursuant to which the Authority  shall  perform the above  obligations
(e.g.  commencement,  frequency)  shall  be  adopted  by the  Shared  Facilities
Business  Board from the plan  proposed  by the  Management  Business  Board (as defined in the Management Agreement) for the Gaming Facility.

            B. All  Improvements on and to the Common Areas shall be repaired or replaced by the Manager with materials,  apparatus, and facilities of quality at least equal to the quality of the materials,  apparatus, and facilities repaired or replaced.

            C. The parties hereto agree that the  maintenance  and repair of all other  portions of the  Property  not covered by this Article 6 shall remain the sole cost and  responsibility  of, with respect to the Casino Property only, the
Authority,  and with  respect  to the Track  Property  only,  Catskill  or their designees;  PROVIDED HOWEVER, Catskill and the Authority shall maintain and keep the Track Property and Casino Property,  respectively,  in a good and safe state of repair and in a clean and orderly  condition in accordance with  commercially prudent business standards.

Section 6.2 LIGHTING.  During any period when the Gaming  Enterprise is open for business  and for  commercially  reasonable  periods  of time  when  the  Gaming
Enterprise  is  closed,  if any,  Catskill  shall  keep or  cause to be kept the
Parking  Areas on the Track  Facility  well lighted  during the period from dusk until dawn,  with a minimum  maintained  intensity of not less than one (1) foot candle measured at ground level.

Section 6.3 MAINTENANCE OF GAMING FACILITY.  The Authority shall (or shall cause the same to be performed) (a) keep and maintain the interior and exterior of the
Gaming  Facility  in a good and safe state of repair and in a clean and  orderly condition,  and (b) during any hours when (i) the Track  Facility  shall be open for business or when Occupants occupying  seventy-five  percent (75%) or more of the  floor  area of any  building  located  on the Track  Property  are open for business  and  (ii)  the  Gaming  Enterprise  is open  for  business,  and for a reasonable  period of time before and after such hours,  provide adequate light, heat, ventilation and air conditioning to the Gaming Facility in accordance with commercially prudent standards.

Section 6.4 MAINTENANCE OF TRACK FACILITY.  Catskill shall keep and maintain the interior and  exterior of the Track  Facility in a good and safe state of repair and in a clean and orderly  condition,  subject to the other  provision  of this
Agreement.  During any hours when the Track Facility shall be open for business, and for a reasonable period of time before and after such hours,  Catskill shall provide  adequate light,  heat,  ventilation  and air  conditioning to the Track
Facility in accordance with commercially prudent standards.

Section 6.5 USE/MAINTENANCE EASEMENT AREA E (PEDESTRIAN SKY BRIDGE). The parties hereto have agreed that Easement Area E shown on the Site Plan  constitutes part of the Common Areas and,  accordingly,  the Manager shall be responsible to keep and  maintain the  Improvements  located in Easement  Area E including,  without limitation,  the connection to, the building  materials  surrounding the opening and the structural support features of, that portion of the Track Facility shown on Easement Area E as shown on the Site Plan.  Notwithstanding  such  obligation however,  and otherwise  supplementing the provisions of PARAGRAPH 6.1.C hereof, each party hereto shall have the exclusive  right to use the portion of Easement
Area E allocated to it,  respectively,  for retail and other attendant  purposes
(as shown on the Site Plan,  which will be based upon a fraction  expressed as a percentage, (x) the numerator of which will be the length thereof that begins at a party's  property  line and ends at such party's  building  line,  and (y) the denominator of which will be the total length of the pedestrian skybridge,  e.g.
to the extent the pedestrian  skybridge  spans and otherwise  encroaches  upon a party's Lot,  such party will have the  exclusive use of a portion of the bridge for retail  purposes  designated as such. The exclusive areas will be maintained at the sole cost and  responsibility  of the party enjoying and otherwise  using such area for retail  purposes.  The area within the  pedestrian  bridge  (size)
which may be utilized  for retail  purposes  shall be  determined  by the Shared
Facilities Business Board.

Section 6.6 SECURITY.  The Authority shall provide security for the Common Areas pursuant to a plan to be adopted by the Shared  Facilities  Business  Board from the plan proposed by the Manager.  Each of the parties  hereto shall provide for
security  services  based  on  commercially   reasonable   standards  for  their
respective facilities. Each of the parties hereto shall cooperate with the other to assure that reasonably adequate and coordinated  security is provided for the
Property and the uses thereon, including traffic control and night patrols.

Section 6.7 EMPLOYMENT OF CONTRACTORS OR PERSONNEL. The Authority or the Manager
may engage  outside  contractors or hire  personnel,  in adequate  numbers,  and during  business  hours and such  other  hours as are  prudent  for the safe and orderly operation of the Common Areas and on commercially reasonable and prudent terms in order to carry out its  obligations  under this  Article 6. The parties hereto  shall share in the expenses of the  Authority or the Manager  under this
SECTION  6.7 hereof in the manner and to the extent  provided  in SECTION 6.9 of this Agreement.

Section 6.8 PARKING.  The parties hereto agree that no charge shall be collected from and/or time limit imposed upon any Occupant or Permitee for parking  unless the parties hereto have otherwise mutually agreed in writing. The parties hereto also  agree  that they may  jointly  promulgate  mutually  acceptable  rules and regulations with respect to the use of the Common Areas.

Section  6.9  ALLOCATION  OF  COSTS.  During  the  term of this  Agreement,  the
Authority  agrees that it shall pay for  ninety-five  percent (95%) of all costs and  expenses  incurred by or on behalf of the  Authority  in  carrying  out its obligations  under this Article 6 (the "SHARED COSTS").  During the term of this
Agreement, but only during those periods when Catskill is open to the public for business,  Catskill agrees that it shall pay for five percent (5%) of all Shared
Costs;  provided however,  if either party desires to recalculate its percentage of Shared Costs  because such party  believes  that the then current  allocation percentage  is no longer  equitable  based on each party's then current use, the parties  hereto  shall  in good  faith  negotiate  to  mutually  agree  on a new percentage  and if the parties  hereto  shall fail to reach an agreement on such percentage,  then either  party  shall have the right to submit such  dispute to arbitration in accordance  with the terms of Article 12 hereof.  Notwithstanding the above,  with respect to Easement Area E shown on the Site Plan,  the parties hereto shall share the maintenance  costs and expenses (as opposed to the repair costs and expenses which will be the  Authority's  obligation as provided above)
as  provided  in SECTION  6.5.  In  addition,  the  foregoing  is subject to the applicable provisions of ARTICLE 10 and SECTION 12.4.

Section 6.10 RIGHTS OF AUTHORITY TO COMMON  AREAS.  During the term hereof,  the rights and  benefits  accruing to each owner of a Lot under the  Declaration  of
Covenants  shall inure to the benefit of the Authority.  (In no event shall this
Agreement  restrict  the  rights  of the  Authority  under  the  Declaration  of
Covenants).

ARTICLE 7   JOINT MARKETING AND ADVERTISING

Section 7.1 JOINT MARKETING.  In addition to the rights,  obligations and powers of the  Shared  Facilities  Business  Board set forth in  Article 5 hereof,  the
Shared  Facilities  Business Board shall be  responsible  for  establishing  and maintaining a joint marketing and advertising program (the "MARKETING  PROGRAM")
that will  maximize  the joint  promotion  of the Gaming  Facility and the Track
Facility which program may include,  without limitation,  special events, shows, displays, institutional advertising, promotional literature, special promotional programs  including,  players clubs,  VIP services,  monthly  newsletters,  tour packages and other direct and media  marketing  programs and the  engagement  of outside  consultants or companies to assist in carrying out the  foregoing.  The
Shared  Facilities  Business  Board  shall  have  exclusive  responsibility  for determining  the  content,  format and length of all joint  promotion  print and electronic  media  advertising  and the  location and size of all signage in the
Common Areas.  The Marketing  Program shall be adopted by the Shared  Facilities
Business  Board  from  the  marketing  and  advertising  plan  proposed  by  the
Management Business Board.  Notwithstanding the above,  nothing contained herein shall or shall  be  deemed  to  restrict  either  party  from  establishing  and maintaining its own separate  advertising and marketing  program with respect to the activities conducted on its Lot.

Section 7.2 PROMOTION FUND. During the term of this Agreement, the Authority and
Catskill may (but neither party shall be under any  obligation to) contribute in accordance  with the  percentages  set forth in SECTION 6.9  hereof,  funds (the
"PROMOTION  FUND") to be utilized to pay for all costs and  expenses  associated with the formulation and carrying out the Marketing Program  administered by the
Shared Facilities  Business Board.  Upon the reasonable  request of either party hereto, the Shared Facilities  Business Board shall provide an accounting of all expenditures  made out of the Promotion Fund for the preceding  calendar year in which such request is made.

                                       10

ARTICLE 8   CONDEMNATION

Section 8.1 NOTICE OF CONDEMNATION.  If any party hereto (the "CONDEMNEE") shall receive  notice from a condemning  authority (the  "CONDEMNOR")  of the proposed
Condemnation  of any of the  Condemnee's  Property,  such party  shall  promptly inform the other party by written  notice of such fact,  together with copies of all papers  served in connection  with such  Condemnation,  and when known,  the portion or portions of its Property so to be  condemned  and the date upon which it is anticipated  that the Condemnee  will be required to surrender  possession thereof to the Condemnor.

Section 8.2 CONDEMNATION OF CASINO PROPERTY.  Subject to the terms of the Senior
Secured  Note  Indenture,  if  any  portion  of the  Casino  Property  shall  be
Condemned,  the Authority shall promptly restore, replace or rebuild the same to the  extent  economically  feasible  to  be of  at  least  equal  value  and  of substantially the same character as prior to such Condemnation.

Section 8.3  CONDEMNATION OF TRACK PROPERTY.  If all or any portion of the Track
Property  shall  be  Condemned  and in  the  good  faith  judgment  of  Catskill reasonably  exercised in accordance with commercially prudent business standards it shall not be  economically  feasible  to  restore  or  replace  the same to a complete  architectural  unit capable of being operated as previously used prior to such  Condemnation,  then Catskill shall have the right and option to exclude such  portion  of the  Track  Property  from the  operation  and  effect of this
Agreement by specifying in a written notice  delivered to the Authority at least forty-five  (45) days prior to the date that it must  surrender  such  condemned property to the  Condemnor  that it has elected to so exclude such property from this  Agreement,  provided that any future use of such property shall be for any lawful  purpose  such as  hotel,  entertainment,  retail,  restaurant  and other similar  uses  other  than  Gaming  as  conducted  on the  Casino  Property  and industrial uses, provided that Catskill may conduct or operate any lottery games permitted  under  state law (e.g.  Quick Draw,  Pick 6, etc.) and slot  machines permitted by state law provided the same is  incidental  to the use of the Track
Facility  as a racing  venue and such uses are  housed and  operated  within the existing improvements.

Section 8.4 RESTORATION OR REPLACEMENT OBLIGATION OF CATSKILL. If as a result of a Condemnation, Catskill either (a) is not entitled to exclude its property from the  operation and effect of this  Agreement,  or (b) being so entitled does not elect to do so or fails to do so in accordance  with the terms and provisions of
SECTION 8.3 hereof,  regardless  of whether any award or payment is collected or made in connection with such  Condemnation,  Catskill shall promptly  proceed to restore,  repair,  replace  or rebuild  such  Condemned  property  to the extent possible to be of at least equal value and of  substantially  the same character as prior to such Condemnation.

Section 8.5 CONDEMNATION  AWARD.  Subject to the terms of this Agreement and any
Financing  Agreements,  the entire award or payment (the  "AWARD")  made for any
Condemnation of any land,  building(s) or other improvements shall belong to the party upon whose Lot such land,  building(s) or other improvements were located.
Notwithstanding  anything to the contrary  contained in the preceding  sentence, with respect to any Award made in connection  with a Condemnation  of all or any portion of the Casino Property, such Award shall be deposited with a bank, trust company or other similar  entity to be held and disbursed in a manner similar to the procedures set forth in the Disbursement and Escrow Agreement (as defined in

                                       11

the Senior Secured Note Indenture) and any balance remaining thereafter shall be paid to the Authority.  The Occupant of each Lot shall have the right at its own cost and expense to make any  compromises and settlements in connection with any
Condemnation  of any property on its  respective  Lots  provided  that any party hereto may participate and join in any such Condemnation proceedings but only to the extent necessary to maintain its own claim.  Notwithstanding anything to the contrary  contained in the  preceding  sentence,  subject to the approval of the
Shared Facilities  Business Board, the Manager shall have the right to negotiate and make any compromises and settlements in connection with any  Condemnation of any Easement Areas and the costs of making any such settlements shall be paid by
Catskill and the Authority in accordance  with the  respective  percentages  set forth in Section 6.9 hereof

Section 8.6  CONDEMNATION  DISPUTES.  Any disputes  under this Article 8 between
Catskill and the Authority shall be determined by arbitration in accordance with the provisions of Article 12 hereof.

ARTICLE 9   INSURANCE

Section  9.1  CASUALTY  INSURANCE.   Subject  to  the  terms  of  the  Financing
Agreements,  each  party  hereto  shall  keep at its own cost and  expense,  the buildings  and  other  structures  on its  respective  Lot,  including,  without limitation,  Common Areas on its respective Lot,  insured against loss or damage by fire and other perils commonly covered under an extended coverage endorsement in an amount  equal to the full  replacement  cost of such  buildings  and other structures,  such insurance to be written on a full  replacement cost basis. The cost of such  insurance  reasonably  allocable  to the  Common  Areas  shall  be allocated in accordance with the terms of SECTION 6.9 hereof.

Section 9.2 LIABILITY INSURANCE. The Authority shall, or shall cause the Manager to, at all times  during the term of this  Agreement,  maintain,  or cause to be maintained, in full force and effect,  comprehensive general liability insurance covering the Casino  Property and the Common Areas,  including  coverage for any
accident   resulting  in  personal   injury  to  or  death  of  any  person  and
consequential  damages  arising  therefrom,  in an amount  not less  than  Fifty
Million  Dollars  ($50,000,000)  per occurrence and One Hundred  Million Dollars
($100,000,000) in the aggregate.  All costs of any general  liability  insurance for the Common Areas shall be allocated in accordance  with the terms of SECTION
6.9  hereof.  The Track  Manager  shall,  at all times  during  the term of this
Agreement,  maintain  or cause  to be  maintained,  in full  force  and  effect, comprehensive  general  liability  insurance  covering  the  Track  Property  in coverage and amounts equal to those maintained by owners of comparable racetrack properties  in the  exercise of its good faith  judgment  based on  commercially prudent standards. [BEING DISCUSSED WITH CONSULTANT.]

Section 9.3 INSURANCE  CARRIERS:  FORM OF INSURANCE  POLICIES.  On or before the effective  date of any insurance  policy  required to be maintained  pursuant to this  Article 9, the parties  hereto shall  furnish  evidence to the other party that such  insurance  coverage is in full force and effect and that the premiums therefor  have been  paid.  Subject  to the  terms of the  Senior  Secured  Note
Indenture,  all insurance  policies  required to be maintained  pursuant to this
Article 9 shall (a) name the other party hereto, as applicable, as named insured thereunder,  (b) provide that such insurance policy may not be canceled, reduced or amended without at least thirty (30) days prior written notice being given by

                                       12

the insurer to all the parties  hereto,  (c) contain  severability  of interests endorsements,  (d) be issued by responsible  insurance  companies licensed to do business in the State of New York with a claims  paying  ability  rating of A or higher and a financial size category of not less than X as listed in the current
Best's Insurance Reports or if such carrier is not rated by A.M. Best & Company,
Inc., having the financial stability and size deemed appropriate as certified by a reputable  insurance  broker and (e) include a provision  which  prohibits any insurance carrier from invoking the Authority's  sovereign immunity as a defense to any action within the limits of such policy.  Any insurance policies required to be  maintained  pursuant  to this  Article 9 may also be made  payable to the holder of any first  mortgage  which is a lien  upon all or any  portion  of the property  of any  insured  under a  standard  mortgagee  clause,  provided  such mortgagee is a bank,  trust  company,  insurance  company,  or a pension fund or retirement  fund having a bank or trust  company as trustee,  and agrees that it will, in the event of loss,  apply the proceeds  toward the costs of restoration in accordance with the terms of this Agreement.  All insurance policies required to be  maintained  under this  Article 9 which  affect any  Common  Areas  shall contain a provision which prohibits any cancellation,  amendment or modification thereto  without the prior written  consent of Catskill,  which consent  (except with respect to  cancellation)  shall not be unreasonably  withheld.  Each party hereto shall, upon request, deliver to the other party certificates of insurance and other  evidence of renewal of all policies  required to be maintained  under this Article 9.

Section 9.4  RESPONSIBLE  FOR RESPECTIVE  LOTS.  Each party hereto  covenants to defend, and does hereby, indemnify and hold harmless each other from and against all  claims  and all  costs,  expenses  and  liabilities  (including  reasonable attorneys' fees) incurred in connection with all claims, including any action or proceedings brought thereon, arising from or as a result of the death of, or any accident, injury, loss or damage whatsoever caused, to any natural Person, or to the property of any Person,  as shall occur on its  respective  Lot,  except for claims  caused by the active  negligence  or willful act or willful  omission of such indemnified Person, or its Permitees.

Section 9.5 WAIVER OF  SUBROGATION.  Each of the parties  hereto  shall,  to the extent such insurance  endorsement  is available,  obtain for the benefit of the other, a waiver of any right of subrogation which the fire and extended coverage insurer or any other  insurance  carrier may acquire against the other by virtue of the payment of any loss covered by such insurance. The foregoing waiver shall be  operative  only so long as the same shall not  preclude the other party from obtaining insurance,  and shall have no effect to the extent that it diminishes, reduces,  or impairs the liability of any insurer to provide coverage to a party hereunder  or  the  scope  of any  coverage  under  any  policy  required  to be maintained pursuant to this Article 9 (collectively, an "IMPAIRMENT"); PROVIDED, however, that in such event, the party otherwise obligated to obtain such waiver shall notify the other party of such Impairment prior to such Impairment  taking effect and such other party shall have the option to procure  such waiver at its sole cost and expense.

Section 9.6 BLANKET POLICY. Any party hereto may carry any insurance required to be  maintained  under this  Article 9 under a "blanket  policy"  covering  other properties of such party and/or Person  provided  that, the other party shall be furnished evidence  reasonably  satisfactory to it that the protection  afforded under such blanket  insurance policy is not less than that which would have been obtained  and  available  under  separate  policies  and that such  coverage  is consistent with prudent commercial business practices.

                                       13

ARTICLE 10  CASUALTY

Section 10.1     NOTICE AND RESTORATION OBLIGATIONS.

            A. If all or any portion of the Casino  Property shall be damaged or destroyed,  in  whole  or in  part,  by  fire or  other  casualty  (an  "INSURED
CASUALTY"),  the  Authority  shall  give  prompt  notice  thereof  to  Catskill.
Following the occurrence of an Insured Casualty,  the Authority shall,  provided that  insurance  proceeds are available,  at its own cost and expense,  promptly proceed to restore,  repair, replace or rebuild (if commercially  practical) the same to be of at least equal value and of  substantially  the same  character as prior to such damage or destruction.

            B. If all or any portion of the Track  Property  shall be damaged or destroyed in whole or in part, by fire or other  casualty,  Catskill  shall give prompt notice  thereof to the  Authority.  Following the  occurrence of any such casualty,  Catskill  shall,  at its own cost and  expense,  promptly  proceed to restore,  repair,  replace or rebuild (if  possible)  the same to be of at least equal value and of  substantially  the same character as prior to such damage or
destruction   provided  that  in  the  good  faith  judgment  of  Catskill  such restoration,  repair,  replacement or rebuilding is economically  practicable or otherwise  such repair and  restoration  shall be performed to render the same a complete  architectural  unit.  Notwithstanding  anything to the contrary in the preceding sentence,  Catskill shall not be required to restore,  repair, replace or rebuild any property damaged by fire or other casualty if the failure to make such restoration,  repair,  replacement or rebuilding will not have a materially adverse economic effect on the operation of the Gaming Enterprise in which event the provisions of Article 4 shall control.

Section 10.2 INSURANCE PROCEEDS.  Any insurance proceeds or other settlements in lieu  thereof  ("INSURANCE  PROCEEDS")  made  with  respect  to  the  damage  or destruction of any land,  building(s) or other  improvements shall belong to the party  upon  whose Lot such  building(s)  or other  improvements  were  located, subject to the provisions of any Financing Agreement.  Notwithstanding  anything to the  contrary  contained  in the  preceding  sentence,  with  respect  to any
Insurance  Proceeds paid in connection  with a casualty of all or any portion of the Casino Property, such Award shall be deposited with a bank, trust company or other  similar  entity  to be held  and  disbursed  in a manner  similar  to the procedures set forth in the  Disbursement  and Escrow  Agreement and any balance remaining  thereafter  shall be paid to the Authority.  The Occupant of each Lot shall  have the right at its own cost and  expense to make any  compromises  and settlements  in connection  with any casualties or losses of any property on its respective Lots (subject to the provisions of any Financing  Agreement) provided that,  any  party  hereto  may  participate  and  join  in any  such  settlement proceedings  but  only to the  extent  necessary  to  maintain  its  own  claim.
Notwithstanding  anything to the contrary  contained in the preceding  sentence, subject to the approval of the Shared  Facilities  Business  Board,  the Manager
shall have the right to negotiate and make any  compromises  and  settlements in connection  with any  casualties  or losses of property  located on any Easement
Areas and the costs of making any such settlements shall be paid by Catskill and the Authority in accordance with the respective percentages set forth in SECTION
6.9 hereof.

Section  10.3  RAZING OF DAMAGED  PROPERTY.  To the  extent  that a party is not required  to,  and does not  elect to,  restore,  replace  or repair  all or any portion of a building or other  improvement  which has been damaged or destroyed

                                       14

by any  casualty or taken by  Condemnation,  such party shall raze the  portions thereof which are not to be restored,  replaced, repaired or rebuilt, clear away all  debris  and leave  said area in a clean,  orderly  and  sightly  condition;
provided,  however,  that nothing contained herein shall prevent said party from subsequently  constructing  a building on said area subject to the terms of this
Agreement.

ARTICLE 11     TRADE AND SERVICE MARKS

Section 11.1   THE AUTHORITY'S TRADE AND SERVICE MARKS.

            A. Catskill  agrees to recognize the exclusive right of ownership of the Authority to all the  Authority's  service  marks,  trademarks,  copyrights, trade names,  designs,  logos,  company name,  fictitious  business name,  trade styles  and/or  other  sources  and/or  business  identifiers  and  applications pertaining thereto, including,  without limitation, the use of all marks and the
Nation's logo (collectively, the "AUTHORITY'S MARKS"). Catskill hereby disclaims any right or  interest  therein,  regardless  of any legal  protection  afforded thereto.  Catskill  acknowledges  that all of the Authority's Marks might not be used in connection with the Gaming Enterprise, and the Authority shall have sole discretion  to  determine  which  of the  Authority's  Marks  shall  be so used.
Catskill shall not use the Authority's name, or any variation thereof,  directly or  indirectly,  in  connection  with (a) a private  placement or public sale of securities  or other  comparable  means of financing  or (b) press  releases and
other  public  communications,   without  the  prior  written  approval  of  the
Authority.

            B. In the event the Authority  and/or  Catskill is (are) the subject of any  litigation  or action  brought by any party seeking to restrain the use, for or with respect to the Gaming  Enterprise,  by the Authority and/or Catskill
of any of the  Authority's  Marks used by Catskill for or in connection with the
Gaming  Enterprise,  any such litigation or action shall be defended entirely at the expense of Authority,  notwithstanding  that Authority may not be named as a party thereto.  In the event Catskill  desires to bring suit against any user of any of the  Authority's  Marks,  seeking to restrain such user from using any of the Authority's  Marks, then such suit shall be brought only with the consent of
Authority and at the expense of Catskill,  notwithstanding that such user may be a prior or subsequent user. In all cases the conduct of any suit whether brought by the  Authority  and/or  Catskill or instituted  against the Authority  and/or
Catskill shall be under the absolute  control of the Authority,  notwithstanding that the Authority may not be a party to such suit. Catskill,  at its sole cost, shall have the right to engage its own legal counsel and  Catskill's own counsel shall have the right to  non-controlling  participation  in any such litigation.
Catskill  shall have the right at any time during the course of such  litigation to withdraw from participation therein.

Section 11.2     CATSKILL'S TRADE AND SERVICE MARKS.

            A.  The  Authority  agrees  to  recognize  the  exclusive  right  of ownership of Catskill to all Catskill's service marks,  trademarks,  copyrights, trade names,  designs,  logos,  company name,  fictitious  business name,  trade styles  and/or  other  sources  and/or  business  identifiers  and  applications pertaining  thereto,  including,  without  limitation,  the  use  of  the  marks
"Monticello  Race  Track" now or  hereafter  held or applied  for in  connection therewith (collectively, the "CATSKILL'S MARKS"). The Authority hereby disclaims

                                       15

any right or interest in Catskill's  Marks,  regardless of any legal  protection afforded thereto. The Authority  acknowledges that all of Catskill's Marks might not be used in  connection  with the race track,  and  Catskill  shall have sole discretion to determine which  Catskill's  Marks shall be so used. The Authority agrees that Catskill or its  representative  may, at any reasonable time after a termination of this Agreement, enter the Gaming Facility for the sole purpose of removing all signs,  furnishings,  printed material,  emblems,  slogans or other distinguishing  characteristics  which are now or hereafter  may be connected or identified with Catskill's  Marks or which carry any of Catskill's  Marks.  Such removal  shall be  accomplished  in a  manner  that  leaves  the  premises  in a condition  suitable for appropriate  commercial use. The Authority shall not use
Catskill's name, or any variation thereof, directly or indirectly, in connection with (a) a private  placement or public sale of securities  or other  comparable means of  financing  or (b)  press  releases  and other  public  communications, without the prior written approval of Catskill.

            B. In the event the Authority  and/or  Catskill is (are) the subject of any  litigation or action brought by a party seeking to restrain the use, for or with respect to the Gaming  Enterprise,  by the Authority  and/or Catskill of
any of  Catskill's  Marks used by Catskill for or in  connection  with the Track
Property,  any such  litigation  or action  shall be  defended  entirely  at the expense of Catskill,  notwithstanding  that Catskill may not be named as a party thereto.  In the event the  Authority  desires to bring suit against any user of any  Catskill's  Mark,  seeking to restrain such user from using any  Catskill's
Mark,  then such suit shall be brought  only with the consent of Catskill and at the expense of the Authority,  notwithstanding  that such user may be a prior or subsequent  user.  In all cases the conduct of any suit  whether  brought by the
Authority  and/or Catskill or instituted  against the Authority  and/or Catskill shall be under the absolute control of Catskill,  notwithstanding  that Catskill may not be a party to such suit. The Authority, at its sole cost, shall have the right to engage its own legal counsel and the Authority's own counsel shall have the right to non-controlling participation in any such litigation. The Authority shall  have the  right at any time  during  the  course  of such  litigation  to withdraw from participation therein.

Section  11.3  CONFIDENTIALITY;  EXCLUSIVITY.  Subject  to  the  terms  of  this
Agreement and any disclosure requirements of applicable law, including,  federal securities  laws, the Authority and Catskill  covenant to keep  confidential and exclusive the trademarks and other  proprietary  information that it may possess during the term hereof of the other party hereto.

ARTICLE 12     DEFAULT, TERMINATION, DISPUTES AND ARBITRATION

Section 12.1   DEFAULT.

            A. Catskill may terminate this Agreement for any material  breach or the failure to perform any material duty or  obligation by the Authority  within sixty (60) days after the  Authority's  receipt of any notice  from  Catskill of
Authority's  material  breach and default  PROVIDED  THAT,  if the Authority has commenced  to cure such  default  within  such  sixty  (60) day  period and such default is not reasonably  susceptible of cure within such sixty (60) day period then the Authority  shall have an additional  reasonable  period of time to cure such default so long as the Authority is diligently  and  continuously  pursuing such cure.

                                       16

            B. The  Authority  may  terminate  this  Agreement  for any material breach or the failure to perform any  material  duty or  obligation  by Catskill within sixty (60) days after Catskill's receipt of any notice from the Authority of  Catskill's  material  breach and default  PROVIDED  THAT,  if  Catskill  has commenced  to cure such  default  within  such  sixty  (60) day  period and such default is not reasonably  susceptible of cure within such sixty (60) day period then Catskill  shall have an additional  reasonable  period of time to cure such default so long as Catskill is diligently and  continuously  pursuing such cure.
The Authority may also terminate this Agreement in the event that the Management
Agreement  has  terminated  on account of a material  breach  thereof by Manager pursuant thereto or if the Development  Agreement has terminated on account of a material breach thereof by Developer (as defined therein) pursuant thereto.

Section  12.2  MUTUAL  TERMINATION.  Notwithstanding  anything  to the  contrary contained in this Agreement, this Agreement may be terminated at any time during the term hereof by mutual  consent  between the Authority  and  Catskill,  which consent may be granted or withheld in either party's sole discretion.

Section 12.3   WAIVER OF SOVEREIGN IMMUNITY; DISPUTES; ARBITRATION.

            A. Subject to the terms of this Article 12, the Authority  expressly
waives   sovereign   immunity  for  the  purpose  of  permitting  or  compelling arbitration as provided in subparagraph (B) below, and to be sued in any federal or state  court  of  competent  jurisdiction  by  Catskill  for the  purpose  of compelling  arbitration or enforcing any arbitration  award or judgment  arising out of this Agreement or the termination or purported termination thereof or any rules,  actions or decisions of the  Authority  which have a materially  adverse effect on the rights of  Catskill  hereunder.  Without in any way  limiting  the generality of the foregoing, the Authority expressly authorizes any governmental authorities who have the right and duty under  applicable law to take any action authorized  or ordered by any court,  to take such  action,  including,  without limitation,  entering the Casino  Property and  repossessing  any  furniture and equipment  subject to a security interest or otherwise giving effect to any such judgment entered. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Authority other than the limited assets of the
Authority specified herein.

            B. All disputes,  controversies or claims arising out of or relating to this  Agreement,  shall be settled by binding  arbitration in accordance with the Expedited Procedures provisions (Rules 53 through 57 in the current edition)
of the commercial  arbitration  rules of the American  Arbitration  Association.
Arbitration  shall occur before a single  arbitrator,  or any greater  number of
arbitrators   if  mutually   agreed  to  by  the  Authority  and  Catskill  (the
"ARBITRATOR").  The Arbitrator(s)  shall possess relevant expertise and shall be selected  jointly by Catskill and the  Authority.  If the owners of each Lot are unable to agree on the selection of the Arbitrator(s),  the Arbitrator(s)  shall be selected by the American  Arbitration  Association.  The Arbitrator(s)  shall render a decision  promptly  after the submission of the dispute and shall apply the standards of a reasonable,  prudent businessperson.  The Arbitrator(s) shall have no  authority  to award  punitive  damages.  Unless  the owners of each Lot mutually agree otherwise, binding arbitration shall be the sole remedy as to all disputes arising out of this Agreement, except for disputes requiring injunctive or declaratory  relief. In determining any matter, the Arbitrator(s) shall apply the terms of this Agreement,  without adding to, modifying or changing the terms in any respect,  and shall apply New York law and applicable  federal and Nation law.  All  arbitration  hearings  shall  be held at a  place  designated  by the

                                       17

Arbitrator(s)  in New York  County,  New York.  The parties  hereto  covenant to maintain strict confidentiality with respect to any arbitration,  subject to any requirements of any applicable law, including, federal securities law.

            C. The  Authority's  waiver of immunity from suit granted under this
Article 12 shall be specifically  limited to the following  actions and judicial remedies:

                (i) The enforcement of an award of money damages by arbitration;
            PROVIDED  THAT,  the  Arbitrator(s)  and/or the court  shall have no authority or jurisdiction  to order execution  against any assets or revenues of the  Authority  except (A)  undistributed  or future Net
            Revenues  (as  defined in the  Management  Agreement)  of the Gaming
            Enterprise;  or  (B)  if it  has  been  specifically  found  by  the
            Arbitrator(s) that, by the exercise of regulatory authority pursuant to the  Gaming  Authority  Ordinance  or  otherwise,  or any  rules, actions,  or decisions of the Authority pursuant thereto or by other
            action,  the  Authority  has  knowingly  and  purposely   prejudiced
            Catskill's  rights under this Agreement,  such award may be enforced against  the  future Net  Revenues  of any other  gaming  operations conducted by the  Authority or any other entity of the  Authority on the Casino  Property.  In no instance  shall any  enforcement of any kind whatsoever be allowed against any assets of the Authority other than the limited assets of the Authority specified herein.

                (ii) The  enforcement of a  determination  by the  Arbitrator(s)
            that the  Authority's  consent  or  approval  has been  unreasonably withheld contrary to the terms of this Agreement.

                (iii) The  enforcement of a determination  by the  Arbitrator(s)
            that (A) prohibits  the Authority  from taking any action that would adversely  impair  or  affect  any  rights of  Catskill  under  this
            Agreement, or (B) requires the Authority to specifically perform any of its obligations under this Agreement.

                (iv) An action to compel  arbitration  as  required  pursuant to this Article 12.

Section 12.4  INDEMNITY.  A.  Catskill  shall  indemnify  and save the Authority harmless from and against all loss, cost, liability and expense,  including, but not limited to, reasonable counsel fees and disbursements that may be occasioned by any acts constituting theft, fraud, willful misconduct or gross negligence on the part of  Catskill in the  performance  of its duties  under this  Agreement.
Except for the Authority's theft, fraud, willful misconduct or gross negligence,
Catskill shall indemnify,  defend and hold harmless the Authority from any loss, cost, liability and expense,  including,  but not limited to, reasonable counsel fees and  disbursements,  relating to the Track  Property  that results from the
Authority's performance of its obligations under this Agreement.

            B. The Authority shall indemnify and save Catskill harmless from and against all loss, cost,  liability and expense,  including,  but not limited to, reasonable  counsel fees and  disbursements  that may be  occasioned by any acts constituting theft, fraud, willful misconduct or gross negligence on the part of the Authority in the performance of its duties under this Agreement.  Except for
Catskill's theft, fraud,  willful misconduct or gross negligence,  the Authority

                                       18

shall  indemnify,  defend  and  hold  harmless  Catskill  from any  loss,  cost, liability and expense,  including,  but not limited to, reasonable  counsel fees and  disbursements,  relating to the Gaming  Enterprise or Gaming  Facility that results from Catskill's performance of its obligations under this Agreement.

            C. The  indemnifications  and terms set forth in this section  shall survive the expiration or earlier  termination of this Agreement.  The foregoing provisions of this SECTION 12.4 are in addition to and not in  substitution  for the indemnification provisions set forth in the Declaration of Covenants.

Section  12.5 NO  PERSONAL  LIABILITY.  Neither  the  Nation  nor  any  officer, officeholder,  employee,  agent,  representative  or member of the Nation or the
Authority shall have any personal liability for the obligations of the Authority under this  Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Further, no member, officer,  office-holder, employee,  agent,  representative,  manager or member of Catskill shall have any personal  liability for the  obligations of Catskill under this Agreement or for any claim based on, in respect of, or by reason of,  such  obligations  or their creation.

ARTICLE 13  MECHANIC'S LIENS

Neither Catskill nor the Authority shall permit any mechanic's, materialman's or similar lien to stand against any portion of the other's  property for any labor performed or material  furnished in connection with any work performed or caused to be performed  pursuant to this Agreement.  Any party which is responsible for the filing of such lien may bond and contest the  validity or amount of any such lien but upon final  determination  as to the validity  and amount  thereof such party shall promptly discharge said lien.

ARTICLE 14  INTENTIONALLY DELETED ARTICLE

ARTICLE 15  MISCELLANEOUS PROVISIONS

Section 15.1 GOVERNMENT  SAVINGS CLAUSE.  Each of the parties agrees to execute,
deliver  and,  if  necessary,   record  any  and  all  additional   instruments,
certifications,   amendments,  modifications  and  other  documents  as  may  be reasonably  required by the United States Department of the Interior,  Bureau of
Indian Affairs,  the office of the Field  Solicitor,  the National Indian Gaming
Commission,  or any other  applicable  statute,  rule or  regulation in order to effectuate,  complete,  perfect,  continue or preserve  the  respective  rights, obligations and interests of the parties hereto to the fullest extent  permitted by law; provided, that any such additional instrument, certification, amendment, modification  or other  document  shall not  materially  change  the  respective rights,  remedies  or  obligations  of the  Authority  or  Catskill  under  this
Agreement or any other agreement or document related hereto.

Section 15.2 THIRD PARTY  BENEFICIARY.  This  Agreement is  exclusively  for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this  Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto.

                                       19

Section 15.3  AUTHORIZATION.  The  Authority and Catskill  hereby  represent and warrant to each other that each has the full power and authority to execute this
Agreement  and to be bound by and  perform  the terms  hereof.  Each party shall furnish  evidence of such  authority  to the other upon the  reasonable  request thereof.

Section 15.4 RELATIONSHIP.  Catskill and the Authority shall not be construed as joint  venturers  or  partners  of each  other by reason of this  Agreement  and neither  shall have the power to bind or obligate  the other except as set forth in this Agreement.

Section 15.5  NOTICES.  Any notice  required or permitted to be given under this
Agreement shall be in writing and shall be deemed to have been duly given to the applicable  party (a) on the date of hand delivery with signed  receipt,  (b) on the business day immediately  following  transmittal to Federal Express or other nationally  recognized overnight commercial courier,  with signed receipt or (c)
five (5) days after deposit in the United States mail,  certified  mail,  return receipt  requested,  postage  and fees  prepaid,  in any case  addressed  to the address of the applicable  party set forth below,  or such other address as such party may hereafter specify by notice to the other in accordance with the notice procedures described in this paragraph. The parties also designate the following persons as agents for receipt of service of process:

            If to the Authority:    Cayuga Catskill Gaming Authority
                                    c/o The Cayuga Nation of New York
                                    Post Office Box 11
                                    Versailles, NY 14168
                                    Attn: Chairman

           with a copy to:          Sonnenschein Nath & Rosenthal
                                    1221 Avenue of Americas
                                    New York, NY 10020
                                    Attn: Martin Gold, Esq.

           If to Catskill:          Catskill Development, L.L.C.
                                    Monticello Raceway, Route 17B
                                    P.O. Box 5013
                                    Monticello, New York 12701-5193
                                    Attn: Morad Tahbaz

           with a copy to:          Latham & Watkins LLP
                                    885 Third Avenue
                                    New York, New York 10022
                                    Attn: James I. Hisiger, Esq.

Section 15.6 NO WAIVER. No consent or waiver express or implied, by either party to any  breach or default by the other  party in the  performance  of any of the obligations  or conditions of this Agreement or any related  agreement  shall be construed  to be a consent  to or waiver of any other  breach or default by such party.  Failure on the part of a party to  complain of any act or failure to act

                                       20

by the  other  party,  or  failure  to  declare  the  other  party  in  default, irrespective of how long such failure  continues,  shall not constitute a waiver of the rights of such party.

Section 15.7  SUCCESSORS  AND ASSIGNS.  The  benefits  and  obligations  of this
Agreement  shall  inure to and be  binding  upon the  parties  hereto  and their respective  permitted  successors  and  assigns.  Subject  to the  terms of this
Section 15.7, the  Authority's  prior written  consent shall not be required for
Catskill to assign all or any of its rights,  interests or obligations hereunder to a third  party  acquiring  an  interest,  estate or other  right in or to the
Property or any portion thereof.  All proposed  assignees shall by acceptance of such  assignment  be deemed to agree to be bound by the terms and  conditions of this Agreement including, without limitation, Section 12.4 hereof and each party that may from time to time be a party  hereto  shall  endeavor  in  confirmation thereof to obtain a written  assumption of this  Agreement  from any  subsequent purchaser  of any  portion  of the Lot owned by such  party.  In  addition,  the assignment of a  controlling  interest in Catskill may be made without the prior written  consent of the  Authority.  Notwithstanding  anything  to the  contrary contained  in this  Agreement,  the  acquisition  of  Catskill  or any member of
Catskill by a third party shall not  constitute an assignment of this  Agreement by Catskill and this Agreement shall remain in full force and effect between the
Authority and Catskill.  Subject to the terms of this  paragraph,  the Authority shall,  without the prior written consent of Catskill,  have the right to assign this Agreement and the assets of the Gaming Enterprise to an  instrumentality of the  Authority or Nation or to a  corporation  or other  business  entity wholly owned by the Authority or Nation organized to conduct the business of the Gaming
Enterprise  for the  Nation  provided  that  such  assignee  assumes  all of the
Authority's  obligations herein. Any assignment by the Authority or Nation shall not  adversely  prejudice  the  rights of  Catskill  under  this  Agreement.  No assignment  authorized hereunder shall be effective until all Legal Requirements are met.

Section 15.8 ARTICLE AND SECTION HEADINGS.  Article and Section headings,  where used herein, are inserted for convenience only and are not intended to be a part of this  Agreement  or in any way to  define,  limit or  describe  the scope and intent of the particular sections or paragraphs to which they refer.

Section 15.9 CHOICE OF LAW.  This  Agreement  shall be construed and enforced in accordance with the laws of the State of New York.

Section  15.10  TERMINATION  AND  AMENDMENT.  This  Agreement  may be  canceled, changed,  modified,  or amended in whole or in part only by written and recorded instrument executed by each of the record owners of the Lots.

Section 15.11 EXCUSABLE  DELAYS.  Whenever  performance is required of any party hereto, that party shall use all due diligence to perform and take all necessary measures in good faith to perform;  provided,  however,  that if  completion  of performance  shall be delayed at any time by reason of acts of God,  war,  civil commotion,  terrorist acts, riots, strikes,  picketing, or other labor disputes, or damage to work in  progress  by  reason of fire or other  casualty  or causes beyond the  reasonable  control of such party then the time for  performance  as herein  specified  shall be  appropriately  extended  by the amount of the delay actually  so caused;  provided,  however,  that the  maximum  length of any such extension shall in no event exceed twelve (12) months for any one cause. Failure

                                       21

by any party hereto to perform any obligation  under this Agreement shall not be deemed to be a cause beyond the control of such party.

Section 15.12 SEVERABILITY.  Invalidation of any of the provisions  contained in this  Agreement,  or of the  application  thereof to any person,  by judgment or court  order  shall in no way affect any of the other  provisions  hereof or the application  thereof to any other person and the same shall remain in full force and effect.

Section 15.13 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 15.14 EFFECTIVE DATE.  This Agreement  shall become  effective,  of full force and effect and the parties hereto shall be bound hereby,  on the Effective
Date (as such term is defined in the Management Agreement).

                        SIGNATURE PAGES FOLLOW HEREAFTER.

                                       22

IN WITNESS  WHEREOF,  the Parties hereto have executed this Agreement on the day and year first above written.

CATSKILL DEVELOPMENT, L.L.C

By: /s/
    ______________________________
    Name:
    Title: Authorized Signatory

                    SIGNATURE(S) CONTINUE ON FOLLOWING PAGE.

                                       23

CAYUGA CATSKILL GAMING
AUTHORITY

By: /s/
    __________________________
    Name:
    Title:

CERTIFICATION:  This is to hereby certify that the above was duly executed by an officer of Cayuga Catskill  Gaming  Authority  pursuant to the authority  vested therein.

By: /s/
    ________________________________